EXHIBIT 10.10

                                   HEALTHCORE
                             MEDICAL SOLUTIONS, INC.

                                                         NEAL J. POLAN
                                                         Chairman of the Board
                                                         Chief Executive Officer


May 4, 1998

Dave L. Mullikin
12817 Woodson
Overland Park, KS 66209

Dear Dave:

I am very pleased to take this opportunity to outline below my understanding of the proposed terms and conditions for your employment by HealthCore Medical Solutions.

Pursuant to our conversation and, to the best of my recollection, we have agreed on the following:

          Position: President with full operating responsibility for all current HealthCore initiatives. You will have responsibility for all employees at the Grandview and Springfield locations as well as supervisory responsibility for the direct marketing. Toni Todres, my personal assistant, will continue to report directly to me. We will discuss the nature of my continuing activities with the Company and our respective roles. You will be offered a seat on the Board of Directors.

          Compensation:           (a) Base Salary: $150,000 per annum
                                  (b) Initial equity bonus: Subject to
                                  underwriter approval, 10,000 shares of common stock to be issued to you at a nominal ($0.01 per share) price.
                                  (c) Performance Bonus: Annual evaluation
                                        Y/E 1998: Maximum of $30,000. This will
                                  be based upon certain agreed upon subjective and financial targets to be defined by us within the next 30 days. Future annual performance bonus based on achieving hard targets to be determined by our Business
                                  Review.

         Benefits:                (a) You will be offered benefit participation
                                  (i.e., medical, 401K, death and disability, life insurance) on an equivalent basis with our senior management, including myself.
                                  (b) Vacation: 3 weeks paid vacation during the initial 12 months of your employment.



          1325 Avenue of the Americas o Suite 1200 o New York, NY 10019
                         212.399.9093 o Fax 212.399.9199

                                   HEALTHCORE
                               MEDICAL SOLUTIONS, INC.

                                                         NEAL J. POLAN
                                                         Chairman of the Board
                                                         Chief Executive Officer
Dave L. Mullikin
Page 2 of 3


          Restrictive Covenants:  The Company will request that you sign a
                                  Confidentiality and Non-Solicitation
                                  Agreement. In the event that you terminate your employment by your own choice or you are terminated for cause (which shall be narrowly defined and mutually agreed) the Company may enforce a non-compete provision for a period of 1 year without compensation to you. In the event of termination by the Company not for cause, the Company will impose a non-competition restriction on you for a period of 1 year, which would require the Company to pay your base salary during the non-compete period. Notwithstanding, such payment of base salary may be offset by the lesser of 50% of any income earned by Mullikin from a source other than HealthCore during the restricted period or 50% of the compensation to be paid during the restricted period.

          Stock Options:          Subject to a waiver of price restriction by
                                  the underwriter in accordance with our
                                  conversation, the Company will issue to you upon the inception of your employment an option to purchase 100,000 shares of common stock at a price per share equal to the market value on the date of your employment which will vest over a 3 year period, at each anniversary date of your employment. The vesting schedule will be 40% in each of years
                                  1 and 2 and 20% in year 3. Future options will be issued as part of your annual performance review on each anniversary date and will be subject to the discretion of the Compensation
                                  Committee or the Board of Directors.

          Miscellaneous:          Auto Allowance ($600 per month)
                                  Cell phone allowance ($125 per month)
                                  Pager ($200 per year)



         1325 Avenue of the Americas  o  Suite 1200  o  New York, NY 10019
                         212.399.9093 o Fax 212.399.9199

                                   HEALTHCORE
                               MEDICAL SOLUTIONS, INC.

                                                         NEAL J. POLAN
                                                         Chairman of the Board
                                                         Chief Executive Officer
Dave L. Mullikin
Page 3 of 3


I believe that the enclosed correctly reflects our understanding. Please advise me if any of the information is inconsistent with your recollection. Upon your confirmation that the proposal accurately reflects our mutual understanding, I will present it to the Board of Directors for their approval and will immediately seek the approval of the underwriters for the approval of the stock options at the designated price.


I look forward to a long and successful working relationship and I am excited and pleased that we will have the opportunity to build a profitable and successful Company.


Very truly yours





/S/ NEAL J.POLAN                         /S/ DAVE L. MULLIKIN
-------------------------------         -------------------------------
Neal J. Polan                           Accepted:
Chairman of the Board                   Dave L. Mullikin
Chief Executive Officer


NJP/rt



          1325 Avenue of the Americas o Suite 1200 o New York, NY 10019
                         212.399.9093 o Fax 212.399.9199